UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2006
STRATAGENE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50786 (Commission File Number)	33-0683641 (IRS Employer Identification No.)

11011 North Torrey Pines Road, La Jolla, California (Address of Principal Executive Offices)	92037 (Zip Code)
Registrant’s telephone number, including area code: (858) 373-6300

(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1

     This Current Report on Form 8-K is filed by Stratagene Corporation, a Delaware corporation (the “Company”), in connection with the matters described herein.
Item 1.01. Entry into a Material Definitive Agreement.
     (a) Employment Agreements with Steve R. Martin, David W. Weber and John R. Pouk. On March 10, 2006, the Company entered into Employment Agreements with Steve R. Martin, the Company’s Vice President and Chief Financial Officer, and David W. Weber, the Company’s Senior Vice President, Marketing. On March 10, 2006, the Company also entered into an Amended and Restated Employment Agreement with John R. Pouk, the Company’s Senior Vice President, Global Sales and International Operations. This Amended and Restated Employment Agreement supersedes Mr. Pouk’s existing Amended Employment Agreement with the Company dated as of September 1, 2002, as amended.
     Under the employment agreements, Mr. Martin receives a current annual base salary of $210,000, Mr. Weber receives a current annual base salary of $290,000 and Mr. Pouk receives a current annual base salary of $250,000, in each case subject to adjustment pursuant to periodic reviews by the Company. Each executive will also be eligible for a bonus, at the sole discretion of the Company’s board of directors (or a committee thereof). In addition, the employment agreements also specify that the executives will be entitled to participate in all benefit plans generally available to the Company’s executive management personnel. The executives’ employment pursuant to the employment agreements is at-will and may be terminated by the Company at any time and by an executive upon 30 days’ written notice.
     If an executive’s employment is terminated without cause or resigns with good reason, as defined in the employment agreement, he is entitled to receive the following benefits:
•	severance payments in amounts equal to the continuation of the executive’s then effective base salary for (1) six months if the executive has not been continuously employed by the Company for two full years at the time of termination or (2) twelve months if the executive has been continuously employed by the Company for two full years at the time of termination; and

•	the Company shall reimburse the executive for the costs associated with continuation of health care coverage for executive and his eligible dependents for a period following termination of employment equal to the period for which the executive will receive base salary continuation as described above.
     If an executive’s employment is terminated without cause within 90 days before or 18 months after a change of control of the Company or resigns with good reason within 18 months after a change of control of the Company, as defined in the employment agreement, he is entitled to receive the following benefits:
•	subject to possible reduction by the Company to avoid the loss of deductions under Section 280G of the Internal Revenue Code, a lump sum cash severance payment in an amount equal to the executive’s then effective base salary for (1) 12 months if the executive has not been continuously employed by the Company for two full years at the time of termination or (2) 24 months if the executive has been continuously employed by the Company for two full years at the time of termination;

•	the Company shall reimburse the executive for the costs associated with continuation of health care coverage for executive and his eligible dependents for a period following termination of employment equal to the period for which the executive will receive base salary continuation as described above; and

•	all of the executive’s unvested stock awards would vest and or become exercisable on the later of (1) the date of termination or (2) the date immediately prior to the change of control.
     An executive’s right to receive severance benefits from the Company is subject to the executive’s execution of a general release in favor of the Company. In addition, any severance benefits will cease when an executive accepts employment or becomes eligible for compensation from a third party (but an executive will receive a minimum of six months of continued health coverage at Company expense regardless of any subsequent employment).
     If an executive’s employment is terminated as a result of executive’s death or disability, as defined in the employment agreement, all salary and benefits will immediately cease, except that the Company shall reimburse the executive for the costs associated with continuation of health care coverage for executive and his eligible dependents for a period of six months following termination of employment.
     Payments under the employment agreements will be delayed to the extent necessary for such payments to comply with Section 409A of the Internal Revenue Code.
     The description of the Employment Agreements with Messrs. Martin, Weber and Pouk contained in this Item 1.01 is qualified in its entirety by reference to the full text of the form of Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.
     (b) Payment of Bonuses to Executive Officers for Fiscal 2005. On March 10, 2006, cash bonus payments were made to the following executive officers in the amounts set forth opposite the name of each such officer below:

Executive Officers	Amount of Bonus

Joseph A. Sorge, M.D.	$139,932.68
Chairman of the Board, Chief Executive Officer and President

Ronni L. Sherman	$98,513.82
Executive Vice President and General Counsel

Executive Officers	Amount of Bonus

Nelson F. Thune	$72,708.58
Senior Vice President Operations, General Manager Hycor

John R. Pouk	$71,989.57
Senior Vice President, Global Sales and International Operations

David W. Weber	$62,573.11
Senior Vice President Marketing

Steve R. Martin	$54,795.85
Vice President and Chief Financial Officer
     These bonus payments were approved by the compensation committee of the board of directors of the Company at a meeting held on February 23, 2006. The payments were based on the Company’s 2005 operating income and revenues as compared to the targets set at the beginning of the fiscal year by the compensation committee. The bonus payments were subject to completion of the audit of the 2005 financial results by the external audit firm. These maximum bonus payments were then subject to downward adjustment by the compensation committee of the board of directors based on a review of the individual performance of the executive officers identified above.
     (c) Adoption of Criteria for Bonuses Payable to Executive Officers for Fiscal 2006. At a meeting held on December 16, 2005, the compensation committee of the board of directors of the Company approved the criteria pursuant to which bonuses will be paid to the executive officers of the Company for fiscal 2006. Under the terms of the criteria approved by the compensation committee, the executive officers of the Company are eligible to receive a bonus ranging from 0% to 30% of their base salary based on the achievement of certain targets relating to operating income and revenue. If both targets are not met, then no bonuses will be payable to such executive officers for fiscal 2006. Bonuses are also subject to reduction if the performance of an executive officer eligible for a bonus is less than satisfactory, as determined by such executive officer’s supervisor or, in the case of the chief executive officer, the compensation committee. Bonus payments, if any, will be made after the completion of the Company’s annual audit. An executive officer must be an employee as of the date such payments are made in order to receive a bonus for fiscal 2006.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
Number	Description of Exhibit
10.1	Form of Employment Agreement dated March 10, 2006, with Steve R. Martin, David W. Weber and John R. Pouk.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2006	STRATAGENE CORPORATION

	By:	/s/ STEVE MARTIN
	Name:	Steve Martin
	Title:	Vice President and
Chief Financial Officer